Exhibit 99.1

TRIQUINT SEMICONDUCTOR ANNOUNCES AGREEMENT TO

ACQUIRE PEAK DEVICES, INC.

Acquisition brings TriQuint innovative capability

for wide bandwidth products

HILLSBORO, OR (USA) – August 21, 2007 – TriQuint Semiconductor (Nasdaq: TQNT), a leading manufacturer of wireless products, announced today that it has entered into a definitive agreement to acquire Peak Devices, Inc. of Boulder, Colorado, in a cash transaction expected to close within the quarter. Peak Devices is a privately held, fabless semiconductor company with a highly experienced RF team that focuses on RF discrete transistor technology. Its market segments include 2-Way Communications, FM and Television Broadcast, Telecommunications, Avionics, Radar, and Military.

TriQuint Chief Executive Officer Ralph Quinsey stated that “Peak has developed proprietary semiconductor technology that has broad application across multiple markets. With this technology, a single wide bandwidth amplifier may replace complex high power multiplexer-combined-amplifiers. This is a technology that has exciting potential.” Quinsey explained that “to replace multiple amplifiers, optimized for various frequency bands and modulation schemes, with a single device has long been a goal of our industry. This is a technology than can truly enable the software definable radio.”

The goal of Peak’s technology is to introduce a device that can cover multiple octaves of bandwidth, for example, 700MHz to 2800 MHz. This wide band technology can be incorporated into various materials including Gallium Arsenide (GaAs), and Gallium Nitride (GaN).

Bill McCalpin, Peak Devices CEO, will retain his responsibilities and report to TriQuint senior management. “The combination of Peak devices and TriQuint Semiconductor brings together extremely complementary capabilities. I see numerous opportunities for Peak’s technologies to enhance TriQuint’s existing product lines, as well as build new high power RF product segments. The culture and values of the two companies model innovative thinking and a passion for exceeding customer expectations. We are extremely excited about this opportunity to expand the reach of our proprietary innovations.”

Among its peers, TriQuint pioneered the strategy to diversify beyond mobile handsets. TriQuint’s revenue is nearly equal in size in mobile handset and multi-market RF products. “The acquisition of Peak Devices will bolster TriQuint’s focus on the multi-market general RF Power segments, and further position TriQuint as a technology leader in applications such as military communications, base station products and broadband solutions,” stated Mr. Quinsey.

In addition to its wide-band technology, Peak offers a complete portfolio of traditional RF power devices. “Peak provides customers with an alternative to costly redesign by developing drop-in replacements for LDMOS and BiPolar RF power applications, thereby extending the life of products,” explained Mike Lincoln, Peak Marketing Manager.

Quinsey summarized that “The agreement brings to the TriQuint family a team of highly talented individuals. We look forward to working with the Peak Team in building the combined company’s success delivering advanced RF solutions for our existing customers and new customers.” Peak Devices is a profitable operation. TriQuint expects the acquisition to be accretive to earnings in 2008 and will provide details of the impact to fourth quarter 2007 and fiscal 2007 guidance during its third quarter 2007 earnings call.

Register for company updates at: www.triquint.com/rf.

CONFERENCE CALL

TriQuint will host a conference call this morning at 6:00 a.m. PDT to discuss the details of this announcement. To access the conference call, investors can dial (888) 813-6582 domestically or 1-(706) 643-7082 internationally, conference ID #14128551, approximately ten minutes prior to the invitation of the teleconference. A replay will be available at 9:00 a.m. PDT for 7 days by dialing (706) 645-9291, passcode: #14128551.

FORWARD LOOKING STATEMENTS

This TriQuint Semiconductor, Inc. (Nasdaq: TQNT) press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements regarding the proposed acquisition of Peak Devices, the impact of its products on TriQuint’s business and the financial impact of the acquisition are statements that involve risks and uncertainties. A number of factors affect TriQuint’s operating results and could cause its future results to differ materially from the forward-looking statements contained in this press release including, but not limited to: failure of the transaction to be completed, failure of TriQuint to realize the anticipated financial and product benefits of the acquisition if completed, customer acceptance of the Peak Device products, integration and retention of the Peak workforce, failure to develop and market multi-octave products, as well as the other “Risk Factors” set forth in TriQuint’s most recent 10-Q report filed with the Securities and Exchange Commission. This and other reports can be found on the SEC web site, www.sec.gov. A reader of this release should understand that these and other risks could cause actual results to differ materially from expectations expressed / implied in forward-looking statements.

FACTS ABOUT PEAK DEVICES

PEAK Devices designs, manufactures and markets a broad range of Bipolar, MOSFET, and LDMOS, low power and high power RF discrete transistors for use in a variety of market segments, including wireless communications, HF/VHF/UHF, 2-Way Communications, FM Broadcast, Television Broadcast, Avionics, Radar, and Military. Peak specializes in extending the life of mature RF transistor product lines by designing and manufacturing drop-in replacement transistors for those no longer supported by other manufacturers. Peak Devices offers customers a viable, cost competitive, long-term alternative to costly redesign as a result of product obsolescence. PEAK Devices is a privately held company, headquartered in Boulder, Colorado, and founded in 2000. For more information about PEAK Devices and PEAK Devices products, visit its Web site at: www.peakdevices.com, or send email to: info@peakdevices.com. To speak with them directly, call (720) 406-1221.

FACTS ABOUT TRIQUINT

TriQuint Semiconductor supplies high-performance RF modules and components to the world’s leading communications companies. Specifically, it ships components for four out of the top five cellular handset manufacturers, and is a leading gallium arsenide (GaAs) supplier to major defense and space contractors. Its diverse high-growth markets include wireless handsets, base stations, broadband communications, military and commercial foundry. TriQuint, as named by Strategy Analytics in August 2007, is the #3 worldwide leader in GaAs devices and the world’s largest commercial GaAs foundry. We “Connect the digital world to the global network”™. TriQuint creates standard and custom products using advanced processes that include GaAs, surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies, and also has extensive developments in gallium nitride (GaN). TriQuint has manufacturing facilities in Oregon, Texas, and Florida, a production plant in Costa Rica, and design centers in North America and Germany. These manufacturing and production facilities are certified to the ISO9001 international quality standard. TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124 (USA) and can be reached at +1 503 615 9000 (Fax: +1 503 615 8900). Visit TriQuint at www.triquint.com. TriQuint’s web site and investor updates are not incorporated by reference herein and shall not be deemed to be part of this release.

Stephanie Welty	Heidi A. Flannery	Media Contact: Brandi Frye
VP of Finance &	Investor Relations Counsel	Director, Marketing Comms
Administration, CFO	Fi. Comm	TriQuint Semiconductor, Inc
TriQuint Semiconductor, Inc.	Tel: (541) 322-0230	Tel: +1 (503) 615-9488
Tel: (503) 615-9224	Fax: (541) 322-0231	Mobile: +1 (503) 780-2318
Fax: (503) 615-8904	E-mail:	E-mail: bfrye@tqs.com
E-mail: swelty@tqs.com	heidi.flannery@ficomm.com